Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated December 10, 2024, relating to the financial statements of Mountain Lake Acquisition Corp. as of June 30, 2024 and for the period from June 14, 2024 (inception) through June 30, 2024, appearing in the Registration Statement on Amendment No. 6 to Form S-1, File No. 333-281410.

/s/ WithumSmith+Brown, PC

New York, New York

December 12, 2024